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As filed with the Securities and Exchange Commission on October 16, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	22-3192085 (I.R.S. Employer Identification Number)
65 Hayden Avenue Lexington, MA 02421 (781) 860-8660 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael W. Bonney
President and Chief Executive Officer
CUBIST PHARMACEUTICALS, INC.
65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:
Julio E. Vega, Esq.
Matthew J. Cushing, Esq.
BINGHAM MCCUTCHEN LLP
150 Federal Street
Boston, MA 02110
(617) 951-8000

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-103660

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock Par Value $.001 per share	—	—	$14,999,805.00	$1,213.48

(1)
An indeterminate number of securities is being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $14,999,805.00.

(2)
The proposed maximum offering price per share of the common stock being registered will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder.

(3)
The aggregate amount of the registrant's common stock registered hereunder that may be sold in an "at the market" offering for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

EXPLANATORY NOTE

        This registration statement is being filed to register an additional $14,999,805.00 of shares of our common stock, par value $.001 per share pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-103660) which was declared effective on June 23, 2003, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 16th day of October, 2003.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Michael W. Bonney President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. BONNEY Michael W. Bonney	President, Chief Executive Officer, and Director (Principal Executive Officer)	October 16, 2003
/s/ DAVID W.J. MCGIRR David W.J. McGirr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 16, 2003
* Scott M. Rocklage	Chairman of the Board of Directors	October 16, 2003
* Kenneth M. Bate	Director	October 16, 2003
* Susan B. Bayh	Director	October 16, 2003
* John K. Clarke	Director	October 16, 2003
* David W. Martin, Jr.	Director	October 16, 2003
* Walter R. Maupay	Director	October 16, 2003

* J. Matthew Singleton	Director	October 16, 2003
* John L. Zabriskie	Director	October 16, 2003
*By:	/s/ DAVID W. J. MCGIRR David W. J. McGirr Attorney-in-Fact

EXHIBIT INDEX

Exhibits

1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Cubist's Report on Form 8-K filed on October 16, 2003) (File No. 000-21379).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Cubist's Annual Report on Form 10-K filed on March 28, 2003) (Registration No. 000-21379).
4.2	Rights Agreement dated as of July 21, 1999 between Cubist and EquiServe Trust Company (f/k/a Fleet National Bank, f/k/a BankBoston, N.A.) as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).
4.3	First Amendment dated as of March 7, 2000 to the Rights Agreement, dated as of July 21, 1999 between Cubist and EquiServe Trust Company (f/k/a Fleet National Bank), as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)
5*	Opinion of Bingham McCutchen LLP.
23.1*	Consent of Bingham McCutchen LLP (included in Exhibit 5).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1	Power of Attorney (previously included on the signature page to the initial filing of Cubist's registration statement on Form S-3 (File No. 333-103660), filed with the SEC on March 7, 2003).

*
Filed herewith.

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CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX